                                                                    Exhibit 99.2

         Unaudited Pro Forma Combined Statements of Operations for the year ended June 30, 2001 and for the nine-month period ended March 31, 2002.

         On March 26, 2002, Neoware Systems, Inc., a Delaware corporation ("Neoware"), completed its acquisition of Network Computing Devices, Inc.'s ("NCD") ThinSTAR thin client appliance product line ("Product Line") in accordance with an Asset Purchase Agreement, dated March 22, 2002, between Neoware and NCD (the "Purchase Agreement"). The assets acquired consisted principally of goodwill, an assembled workforce, the ThinSTAR trademark and other intellectual property, and contract rights used in the business of designing, developing, manufacturing, distributing and selling the Windows-based thin client devices marketed under the ThinSTAR brand name. Neoware intends to continue to use the assets for similar purposes.

         Pursuant to the Purchase Agreement, the purchase price was $4.25 million, $300,000 of which is being held in an escrow account for a minimum of 120 days from the date of the closing to satisfy indemnification claims and certain obligations of NCD, and $250,000 of which is payable in accordance with an earn-out requiring NCD's satisfaction of certain sales targets in Europe, the Middle East and Africa. The purchase price was paid with cash on hand. The amount and type of consideration was determined on the basis of arm's length negotiations between Neoware and NCD.

         On December 4, 2001, Neoware completed its acquisition of substantially all the assets and certain of the liabilities of Telcom Assistance Center Corporation, a/k/a Activ-e Solutions, a Delaware corporation ("TACC"), in accordance with the Asset Purchase Agreement, dated November 27, 2001, between Neoware and TACC (the "Purchase Agreement"). The assets acquired consisted principally of contract rights, accounts receivable and personal property used in the business of providing managed and professional services, training and products to create server-based computing solutions. Neoware intends to continue to use the assets for similar purposes. Neoware also assumed liabilities which consisted principally of bank debt, trade payables and accrued expenses. Pursuant to the Purchase Agreement, Neoware paid $75,000 in cash, funded with cash on hand, plus 569,727 shares of Neoware's common stock. The amount and type of consideration was determined on the basis of arm's length negotiations between Neoware and TACC.

         The following presents certain unaudited pro forma combined financial statements of Neoware which were prepared as if the acquisitions took place on July 1, 2000. The financial statements give pro forma effect to the cash paid and shares issued in connection with the acquisitions. No pro forma balance sheet is included since a balance sheet reflecting the impact of the acquisitions was filed by Neoware in its Form 10-Q for the quarter ended March 31, 2002.

         The unaudited pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results that would have occurred if these transactions had been consummated at the beginning of the periods indicated, nor are they necessarily indicative of any future operating results or financial position. The unaudited pro forma financial statements do not include any adjustments related to any profit improvements or potential costs savings which may result from the transaction.

         The unaudited pro forma combined financial statements reflect preliminary estimates of the allocation of the purchase price that may be adjusted. Management does not expect such adjustments to be material.

                                                        NEOWARE SYSTEMS, INC.
                                        UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                  Nine Months Ended March 31, 2002

                                                                                           (b)             (c)
                                                                    (a)                  ThinSTAR        Pro Forma
                                                 Neoware      ACTIV-e Solutions        Product Line     Adjustments      Combined
 Net Revenues                                  $20,228,442       $2,222,490            $10,134,000     $                $32,584,932
 Cost of revenues                               11,862,736        1,613,079              9,155,000                       22,630,815
                                               -----------       ----------            -----------     ------------     -----------
 Gross profit                                    8,365,706          609,411                979,000            -           9,954,117

 OPERATING EXPENSES:
 Sales & marketing                               4,072,802          325,538              3,417,000                        7,815,340
 Research and development                        1,027,421             -                   575,000                        1,602,421
 General and administrative                      1,945,930          405,084              1,976,000                        4,327,014
                                               -----------       ----------            -----------     ------------     -----------
 Operating expenses                              7,046,153          730,622              5,968,000            -          13,744,775

 Operating income (loss)                         1,319,553         (121,211)            (4,989,000)           -          (3,790,658)

 Interest income (expense), net                    255,746          (49,681)              (961,000)          -               754,935

                                               -----------       ----------            -----------     ------------     -----------
 Net Income (loss)                             $ 1,575,299       $ (170,892)           $(5,950,000)    $      -         $(4,545,593)
                                               ===========       ==========            ===========     ============     ===========

 Basic EPS                                           $0.15                                                                   ($0.41)
                                               ===========                                                              ===========

 Diluted EPS                                         $0.14                                                                   ($0.38)
                                               ===========                                                              ===========

 Weighted average number of
 shares in basic earnings per
 share computation                              10,573,863                                                  569,727 (d)  11,143,590
                                               ===========                                             ============     ===========

 Weighted average number of
 shares in diluted earnings per
 share computation                              11,326,706                                                  569,727 (d)  11,896,433
                                               ===========                                             ============     ===========

(a) For the period July 1, 2001 through the acquisition date of December 4, 2001.

(b) For the period July 1, 2001 through the acquisition date of March 26, 2002.

(c) The excess purchase price over the net assets acquired has been allocated on a preliminary basis to goodwill. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer amortized. As such, the Company has not recorded a proforma adjustment for amortization of intangible asets.

(d) Represents the effect of the issuance of shares in connection with the acquisition.

                                                    NEOWARE SYSTEMS, INC.
                                    UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                                   Year Ended June 30, 2001

                                                                                  (a)              (b)
                                                              (a)               ThinSTAR         Pro Forma
                                         Neoware       ACTIV-e Solutions      Product Line      Adjustments       Combined
Net Revenues                           $17,654,825        $6,449,094           $17,771,000     $                $ 41,874,919
Cost of revenues                        11,692,775         4,969,527            17,530,000                        34,192,302
                                       -----------        ----------           -----------     ------------     ------------
Gross profit                             5,962,050         1,479,567               241,000           -             7,682,617

OPERATING EXPENSES:
Sales & marketing                        3,058,008           916,869             5,661,000                         9,635,877
Research and development                   955,386              -                1,063,000                         2,018,386
General and administrative               2,171,280         1,091,790             2,056,000                         5,319,070
Acquisition Costs                          245,839              -                                                    245,839
                                       -----------        ----------           -----------     ------------     ------------
Operating expenses                       6,430,513         2,008,659             8,780,000           -            17,219,172

Operating income (loss)                   (468,463)         (529,092)           (8,539,000)          -            (9,536,555)

Loss on investment                        (812,000)             -                     -                             (812,000)
Interest income (expense), net             771,695          (123,189)             (333,000)          -               315,506
                                       -----------        ----------           -----------     ------------     ------------
Net Income (loss)                      $  (508,768)       $ (652,281)          $(8,872,000)    $     -          $(10,033,049)
                                       ===========        ==========           ===========     ============     ============

Basic EPS                                   ($0.05)                                                                   ($0.93)
                                       ===========                                                              ============
Diluted EPS                                 ($0.05)                                                                   ($0.93)
                                       ===========                                                              ============

Weighted average number of
shares in basic earnings per
share computation                       10,226,316                                                  569,727 (c)   10,796,043
                                       ===========                                             ============     ============

Weighted average number of
shares in diluted earnings per
share computation                       10,226,316                                                  569,727 (c)   10,796,043
                                       ===========                                             ============     ============

(a) For the period July 1, 2000 through the June 30, 2001.

(b) The excess purchase price over the net assets acquired has been allocated on a preliminary basis to goodwill. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill is no longer amortized. As such, the Company has not recorded a proforma adjustment for amortization of intangible asets.

(c) Represents the effect of the issuance of shares in connection with the acquisition.